EXHIBIT 10.43

VORNADO REALTY TRUST 2010 OMNIBUS SHARE PLAN

RESTRICTED LTIP UNIT AGREEMENT

RESTRICTED LTIP UNIT AGREEMENT made as of date set forth on Schedule A  hereto between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary Vornado Realty L.P., a Delaware limited partnership (the Partnership”), and the employee of the Company or one of its affiliates listed on Schedule A  (the “Employee”).

RECITALS

A.            In accordance with the Vornado Realty Trust 2010 Omnibus Share Plan, as amended (the “Plan”), the Company desires in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire LTIP Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.

B.            Schedule A  hereto sets forth certain significant details of the LTIP Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Employee hereby agree as follows:

AGREEMENT

1.             Grant of Restricted LTIP Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Employee such number of LTIP Units as is set forth on Schedule A  (the “Restricted LTIP Units”).

2.             Vesting Period. The vesting period of the Restricted LTIP Units (the “Vesting Period”) begins on the Grant Date and continues until such date as is set forth on Schedule A  as the date on which the Restricted LTIP Units are fully vested. On the first Annual Vesting Date following the date of this Agreement and each Annual Vesting Date thereafter, the number of LTIP Units equal to the Annual Vesting Amount shall become vested, subject to earlier forfeiture as provided in this Agreement. To the extent that Schedule A  provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A  will govern. Except as permitted under Section 10, the Restricted LTIP Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Employee shall be entitled to receive distributions with respect to Restricted LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable. The Distribution Participation Date (as defined in the Partnership Agreement) for the Restricted LTIP Units shall be the Grant Date. Notwithstanding the foregoing, the Employee shall not have the right to receive cash distributions paid on Restricted LTIP Units for which the applicable Vesting Period has not expired unless the Employee is employed by the Company on the payroll date coinciding with or immediately following the date any such distributions are payable.

The Employee shall have the right to vote the Restricted LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether the applicable Vesting Period has expired.

3.             Forfeiture of Restricted LTIP Units. If the employment of the Employee by the Company terminates for any reason except death, the Restricted LTIP Units for which the applicable Vesting Period has not expired as of the date of such termination shall be forfeited and returned to the Company. Upon the Employee’s death, all of the Restricted LTIP Units (whether or not vested) shall become fully vested and shall not be forfeitable. Upon the occurrence of a Change in Control of the Company, any Restricted LTIP Units for which the applicable Vesting Period has not expired, shall become fully vested and shall not be forfeitable. For purposes of this Restricted LTIP Unit Agreement, a “Change in Control” of the Company means the occurrence of one of the following events:

(i) individuals who, on the Grant Date, constitute the Board of Trustees of the Company (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board of Trustees (the “Board”), provided  that any person becoming a trustee subsequent to the Grant Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Grant Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:  (A) the Company or any majority-owned subsidiary of the Company (provided  that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) (a) any of the partners (as of the Grant Date) in Interstate Properties (“Interstate”) including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the “Interstate Partners”), (b) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (c) any “group” (as described in Rule 13d-5(b)(i) under the Exchange Act) including the Interstate Partners (the persons in (a), (b) and (c) shall be individually and collectively referred to herein as, “Interstate Holders”);

(iii) the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Interstate Holders or the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B), (C), or (F) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or

(iv) Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Employee under this Restricted Stock Agreement.

4.             Certificates. Each certificate, if any, issued in respect of the Restricted LTIP Units awarded under this Restricted LTIP Unit Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the LTIP Units are issued by the Partnership at the time, at the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of such Vesting Period. The Employee agrees that any resale of the LTIP Units received upon the expiration of the applicable Vesting Period (or shares of Company’s common shares of beneficial interest, par value $0.04 per share (the “Common Shares”) received upon redemption of or in exchange for LTIP Units or Class A Units of the Partnership into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading property. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

5.             Tax Withholding. The Company has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Restricted LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Restricted LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of such number of Restricted LTIP Units as have a market value determined at date the applicable LTIP Units vest, approximately equal to the Withholding Amount with any excess proceeds being paid to Employee.

6.             Certain Adjustments. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Class A Units other than regular cash dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Restricted LTIP Unit Agreement, the Plan or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor applicable to Class A Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular any Class A Units, shares or other securities received by the Employee with respect to the applicable Restricted LTIP Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the Restricted LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

7.             No Right to Employment. Nothing herein contained shall affect the right of the Company or any subsidiary to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

8.             Notice. Any notice to be given to the Company shall be addressed to the Executive Vice President of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

9.             Governing Law. This Restricted LTIP Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without references to principles of conflict of laws.

10.          Successors and Assigns. This Restricted LTIP Unit Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Restricted Stock Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act, and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

11.          Severability. If, for any reason, any provision of this Restricted LTIP Unit Agreement is held invalid, such invalidity shall not affect any other provision of this Restricted LTIP Unit Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Restricted LTIP Unit Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Restricted LTIP Unit Agreement, shall to the full extent consistent with law continue in full force and effect.

12.          Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Restricted LTIP Unit Agreement.

13.          Counterparts. This Restricted LTIP Unit Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

14.          Miscellaneous. This Restricted LTIP Unit Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Restricted LTIP Unit Agreement may be amended in writing signed only by the Company to:  (a) correct any errors or ambiguities in this Restricted LTIP Unit Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Restricted LTIP Unit Agreement and the Plan, the Plan shall govern.

15.          Conflict With Employment Agreement . If (and only if) the Employee and the Company or its affiliates have entered into an employment agreement, in the event of any conflict between any of the provisions of this Agreement and any such employment agreement the provisions of such employment agreement will govern. As further provided in Section 7, nothing herein shall imply that any employment agreement exists between the Employee and the Company or its affiliates.

16.          Status as a Partner. As of the Grant Date, the Employee shall be admitted as a partner of the Partnership with beneficial ownership of the number of LTIP Units issued to the Employee as of such date pursuant to this Restricted LTIP Unit Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

17.        Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Class A Units into which LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

18.        Investment Representations; Registration. The Employee hereby makes the covenants, representations and warranties and set forth on Exhibit B  attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Restricted LTIP Unit Agreement by the Employee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Restricted LTIP Unit Agreement or upon conversion or exchange of LTIP Units.

19.        Section 83(b) Election. In connection with this Restricted LTIP Unit Agreement the Employee hereby agrees to make an election to include in gross income in the year of transfer the applicable LTIP Units pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C  and to supply the necessary information in accordance with the regulations promulgated thereunder.

[signature page follows]

IN WITNESS WHEREOF, this Restricted LTIP Unit Agreement has been executed by the parties hereto as of the date and year first above written or referenced.

VORNADO REALTY TRUST

By:
Name: Joseph Macnow
Title: Executive Vice President Finance & Administration Chief Financial Officer

VORNADO REALTY L.P.

By: Vornado Realty Trust, its general partner

By:
Name: Joseph Macnow
Title: Executive Vice President Finance & Administration Chief Financial Officer

EMPLOYEE

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Employee, desiring to become one of the within named Limited Partners of Vornado Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Agreement of Limited Partnership, dated as of October 20, 1997, of Vornado Realty L.P., as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee:

1.             The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.             The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of Beneficial Interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.             The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

4.             The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

5.             a.             The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

b.             The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.             The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

7.             The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

8.             This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

_____________________________________

Name:
Date:	, 2011
Address of Limited Partner:

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Employee hereby represents, warrants and covenants as follows:

(a)           The Employee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)            The Company’s latest Annual Report to Stockholders;

(ii)           The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)          The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)          The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)           Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)          The Partnership Agreement;

(vii)         The Plan; and

(viii)            The Company’s Second Amended and Restated Agreement of

Limited Partnership.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)           The Employee hereby represents and warrants that

(i)            The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares

(“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)           The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units, which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.

(iii)          The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Stock Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)          The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)           The Employee has determined that the LTIP Units are a suitable investment for the Employee.

(vi)          No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.

(c)           So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)           The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns, and to file a copy of such election with the Employee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Employee.

(e)           The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based vesting with 25% vesting on each of February 27, 2012, February 27, 2013, February 27, 2014 and February 27, 2015, provided that the Taxpayer remains an employee of the Company or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with the Company under specified circumstances.  Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment.

SCHEDULE A TO RESTRICTED LTIP UNIT AGREEMENT

(Terms being defined are in quotation marks.)

Date of Restricted LTIP Agreement:	As of
Name of Employee:
Number of LTIP Units Subject to Grant:
Date of Grant:
Date on Which Restricted LTIP Units are Fully Vested:
Vesting Period:	Four Years
“Annual Vesting Amount” Insert the number of Restricted Shares that vest each year or other applicable vesting schedule.

“Annual Vesting Date” (or if such date is not
a business day, on the next succeeding business day):  Insert the calendar date of each year on which LTIP Units will vest or other appropriate vesting schedule.

Initials of Company representative:  _________

Initials of Employee:  _________